UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2011
Analog Devices, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-7819	04-2348234

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Technology Way, Norwood, Massachusetts	02062

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 329-4700
Not applicable.

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
On December 16, 2011, Analog Devices, Inc. (the “Company”) received a notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended, regarding a blackout period, described below, under The Analog Devices, Inc. Investment Partnership Plan (the “Plan”), as a result of the conversion of the Analog Devices Stock Fund (the “Stock Fund”) from a unitized stock fund to a real-time traded fund. Due to this change, Plan participants will be temporarily unable to request exchanges or obtain loans or distributions involving Plan assets invested in the common stock of the Company through the Stock Fund during a temporary blackout period that is scheduled to begin at 4:00 p.m., Eastern Standard Time, on Monday, January 23, 2012, and is expected to end on or about Thursday, January 26, 2012 (the “Plan Blackout Period”).
On December 19, 2011 the Company sent a blackout trading restriction notice (the “BTR Notice”) to its executive officers and directors informing them that, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, they would be prohibited during the Plan Blackout Period from purchasing or selling shares of the Company’s common stock (including derivative securities pertaining to such shares) acquired in connection with their service or employment as a director or an executive officer.
A copy of the BTR Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Any inquiries regarding the Plan Blackout Period may be directed to Fidelity Investments at 1-888-ADI-7300.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANALOG DEVICES, INC.
Date: December 19, 2011	/s/ Margaret K. Seif
Margaret K. Seif
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice of Trading Blackout Period for Directors and Executive Officers dated December 19, 2011